                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                _______________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        January 17, 1997
                                                --------------------------------


                       TOUCHSTONE SOFTWARE CORPORATION
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



         Delaware                    000-12969                   94-3778226
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION        (COMMISSION                (IRS EMPLOYER
    OF INCORPORATION)               FILE NUMBER)             IDENTIFICATION NO.)



2124 Main Street, Suite 250, Huntington Beach, California                  92648
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



Registrant's telephone number, including area code        (714) 969-7746
                                                  ------------------------------


                                    None
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

         On January 17, 1997, TouchStone Software Corporation (the "Registrant") announced that it had changed its state of incorporation from California to Delaware effective as of such date. This change was accomplished by means of a merger of TouchStone Software Corporation ("TouchStone California") into its wholly owned Delaware subsidiary, Touchstone ("TouchStone Delaware"). The reincorporation proposal was approved by shareholders of TouchStone California at the Company's annual meeting of shareholders on December 16, 1996, which was adjourned until January 17, 1997.

         Upon the effective date of the reincorporation, each outstanding share of TouchStone California Common Stock was automatically converted into one share of TouchStone Delaware Common Stock. Each stock certificate representing issued and outstanding shares of TouchStone California Common Stock continues to represent the same number of shares of TouchStone Delaware Common Stock.

Authorized Stock

         The Certificate of Incorporation of TouchStone Delaware authorizes 23,000,000 shares of capital stock, $0.001 par value, which consists of 20,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock. The Articles of Incorporation of TouchStone California provided for the same number of shares of Common and Preferred Stock, each with a $0.001 par value.

         Each share of the Common Stock is entitled to one vote on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of the Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Registrant, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock to be outstanding upon completion of this offering will be fully paid and nonassessable.

         The Certificate of Incorporation of TouchStone Delaware authorizes the Board of Directors to fix the rights, preferences, privileges and restrictions of one or more series out of the authorized shares of Preferred Stock (which would include dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences) without further vote or action by the stockholders, as did the Articles of Incorporation of TouchStone California. Issuance of Preferred Stock with terms giving it substantial voting power, conversion or other rights could have the offset of (i) delaying, deferring or preventing a change in control of the Company or (ii) otherwise modifying the rights of holders of the Company's Common Stock. There is no Preferred Stock outstanding.




                                     2.

Shareholder Rights Plan

         TouchStone Delaware assumed the shareholder rights plan of TouchStone California in the reincorporation and the Certificate of Incorporation sets forth the rights, preferences and privileges of the Series A Participating Preferred Stock issuable pursuant to such plan. Under the TouchStone Shareholder Rights Plan, stockholders receive one Preferred Stock Purchase Right (collectively, the "Rights") for each outstanding share of TouchStone Delaware Common Stock. The Rights become exercisable only if a person or group acquires 15% or more of the TouchStone Delaware Common Stock or announces a tender offer the consummation of which would result in ownership by a person or group of 15% or more of the Company's Common Stock. Each Right will entitle stockholders to buy one-thousandth of a share of Series A Participating Preferred Stock at an exercise price of $15 upon the occurrence of certain events. If, after the Rights become exercisable, TouchStone Delaware is acquired in a merger or other business combination transaction, or sells 50% or more of its assets or earnings power, each Right will entitle its holder to purchase, at the Right's then-current price, a number of the acquiring company's common shares having a market value at the time of twice the Right's exercise price. In addition, if a person or group acquires 15% or more of the TouchStone Delaware outstanding Common Stock, otherwise than pursuant to a tender offer for all shares which is determined by the Board of Directors to be fair and in the best interests of the Company and its stockholders, each Right will entitle its holder (other than such person or members of such group) to purchase, at the Right's then-current exercise price, a number of TouchStone Delaware's common shares (or cash, other securities or property) having a market value of twice the Right's exercise price. Following the acquisition by a person or group of beneficial ownership of 15% of more of the TouchStone Delaware Common Stock, the Board of Directors may exchange the Rights (other than rights owned by such person or group), in whole or in part, at an exchange ratio of one share of Common Stock (or one one- thousandth of a share of Series A Participating Preferred Stock) per Right. At any time prior to ten days after a person or group has acquired beneficial ownership of 15% or more of the TouchStone Delaware Common Stock, the Rights are redeemable for one cent per Right at the option of the Board of Directors.

Anti-takeover Implications

         Certain effects of the reincorporation may be considered to have anti-takeover implications. The TouchStone Delaware Certificate of Incorporation and Bylaws include certain provisions which alter the rights of stockholders and the powers of management and which reduce stockholder participation in important corporate decisions. These provisions are described below.

         Unlike the Bylaws of TouchStone California, the Certificate of Incorporation and Bylaws of TouchStone Delaware do not permit cumulative voting. Cumulative voting entitles each shareholder to cast a number of votes that is equal to the number of voting shares held by such shareholder multiplied by the total number of directors to be elected and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filed. Without cumulative voting, a shareholder or




                                     3.

group of shareholders must hold a majority of the voting shares to cause the election of one or more nominees.

         The Certificate of Incorporation and Bylaws of TouchStone Delaware provide that stockholders may act only at an annual or special meeting of stockholders and not by written consent. In addition, the Bylaws of TouchStone Delaware provide that special meetings of stockholders can be called only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by or at the discretion of the Board of Directors.

         The Bylaws of TouchStone Delaware also establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders. To be timely, notice must be received by the Company not less than 60 days prior to the meeting (or if fewer than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the tenth day following the day on which such notice was mailed or such public disclosure was made).

         The TouchStone Delaware Certificate of Incorporation contains a requirement of approval of two thirds of the stockholders to alter, amend or repeal certain articles of the TouchStone Delaware Certificate of Incorporation. The provisions of the Certificate of Incorporation subject to the greater percentage vote requirement are Article VII, concerning the election of directors without a written ballot: Article VIII, concerning the size of and removal from the Board of Directors; Article IX, concerning alteration or amendment of the Bylaws; Article X, concerning indemnification of directors; Article XI, concerning terms of directors, filling of vacancies on the Board of Directors and the elimination of cumulative voting; Article XIII, concerning stockholder actions by written consent; Article XIV, concerning factors which the Board of Directors may consider in evaluating a third party offer to acquire the Company; and Article XV, concerning this two thirds voting requirement.

         TouchStone Delaware has elected not to opt out of Section 203 of the Delaware General Corporation Law. Section 203 restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination.





                                     4.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.


(A)              FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                 Not applicable.


(B)              PRO FORMA FINANCIAL INFORMATION.

                 Not applicable.


(C)              EXHIBITS.


                 Exhibit No.      Description
                 -----------      -----------

                 2.1* Agreement and Plan of Merger dated as of December 15, 1996 between the Registrant and TouchStone California, a California corporation.

                 3.1*             Bylaws of the Registrant.

                 3.2*             Certificate of Incorporation of the
                                  Registrant.

                 4.1*             Specimen of Common Stock certificate.

                 99.1 Press release, dated January 17, 1997 announcing the Registrant's Delaware reincorporation.

________________

  * Incorporated by reference to the Proxy Statement of TouchStone California dated November 15, 1996.





                                     5.

                                   SIGNATURES



                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TOUCHSTONE SOFTWARE CORPORATION
                                        ----------------------------------------
                                        (Registrant)



Date:    January 17, 1997               By: /s/ RONALD R. MAAS
                                            ------------------------------------
                                            Ronald R. Maas
                                            Chief Financial Officer

                        TOUCHSTONE SOFTWARE CORPORATION

                                 EXHIBIT INDEX




                                                                           SEQUENTIALLY
                                                                               NUMBERED
 EXHIBIT NO.              DESCRIPTION                                       PAGE NUMBER
 -----------              -----------                                       -----------
  2.1*                    Agreement and Plan of Merger dated as of
                          December 15, 1996 between the Registrant
                          and TouchStone California, a California
                          corporation.

  3.1*                    Bylaws of the Registrant.

  3.2*                    Amended and Restated Certificate of
                          Incorporation of the Registrant.

  4.1*                    Specimen of Common Stock certificate.

 99.1                     Press release, dated January 17, 1997,
                          announcing the Registrant's Delaware
                          reincorporation.

________________

  * Incorporated by reference to the Proxy Statement of TouchStone California dated November 15, 1996.





                                      7.